UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Vertex Pharmaceuticals Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held on Thursday, May 11, 2006, at 9:30 a.m. at the Company’s headquarters at 130 Waverly Street, Cambridge, Massachusetts.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the Annual Meeting. This year, in addition to the election of three directors, stockholders are being asked to approve the adoption of the Company’s 2006 Stock and Option Plan.

Regardless of the number of shares of common stock you may own, your vote is important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, whether or not you plan to attend the Annual Meeting in person. This will ensure your proper representation at the Annual Meeting.

Thank you for giving these materials your careful consideration.

Sincerely,

JOSHUA BOGER
Chairman, President and Chief Executive Officer

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, Massachusetts 02139-4242
Telephone (617) 444-6100, Fax (617) 444-6680
www.vrtx.com

VERTEX PHARMACEUTICALS INCORPORATED
130 Waverly Street
Cambridge, Massachusetts 02139-4242
Telephone: (617) 444-6100
Fax: (617) 444-6680
www.vrtx.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 11, 2006

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Meeting”) of Vertex Pharmaceuticals Incorporated (the “Company”) will be held on Thursday, May 11, 2006, at 9:30 a.m. at the Company’s headquarters, 130 Waverly Street, Cambridge, Massachusetts, for the following purposes:

•       to elect three directors to the class of directors whose term expires in 2009;

•       to approve the Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan; and

•       to consider and act upon such other business as may properly come before the Meeting.

Please refer to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the Meeting.

Holders of record of the Company’s common stock at the close of business on March 14, 2006, the record date for the Meeting, are entitled to vote at the Meeting and at any adjournments of the Meeting. All stockholders are invited to attend the Meeting in person.

Your vote matters. Holders of record of common stock as of the record date are urged to vote, sign, date, and return their proxies in the enclosed envelope. No postage need be affixed if mailed in the United States. Holders of record of common stock as of the record date who attend the Meeting and wish to vote in person may revoke their proxies.

BY ORDER OF THE BOARD OF DIRECTORS

KENNETH S. BOGER
Secretary
March 31, 2006

VERTEX PHARMACEUTICALS INCORPORATED
130 Waverly Street
Cambridge, Massachusetts 02139-4242
Telephone: (617) 444-6100
Fax: (617) 444-6680
www.vrtx.com

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 11, 2006

This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Vertex Pharmaceuticals Incorporated (“Vertex” or the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Company’s 2006 Annual Meeting of Stockholders and at any adjournments thereof (the “Meeting”). The Meeting will be held on Thursday, May 11, 2006, at 9:30 a.m. at the Company’s headquarters, 130 Waverly Street, Cambridge, Massachusetts.

This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about March 31, 2006. The Annual Report to Stockholders for the fiscal year ended December 31, 2005 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $10,000. Proxies may also be solicited by regular employees of the Company by mail, by telephone, in person or otherwise. Employees will not receive additional compensation for solicitation efforts. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of common stock and to obtain voting instructions from beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

VOTING PROCEDURES

Your Vote is Important.   Whether or not you plan to attend the Meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible. We have included a postage-prepaid envelope for your convenience.

Who Can Vote?   In order to vote, you must have been a stockholder of record at the close of business on March 14, 2006 (the “record date”). Stockholders whose shares are owned of record by brokers and other nominees should follow the voting instructions provided by their broker or other nominee. As of the record date, there were 109,734,852 shares of common stock issued, outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon.

How Do I Vote?   If your shares are held of record in your own name, you may vote by completing and returning the enclosed proxy by mail or by voting in person at the Meeting.

Voting By Mail.   You may vote by mail by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one or more of the proposals described in this Proxy Statement, your proxy will be voted in favor of that proposal. You may revoke your proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting.

Voting In Person At The Meeting.   If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot that will be available at the Meeting.

Voting Shares Held In “Street Name.”   If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy card, and bring it to the Meeting in order to vote.

What Constitutes a Quorum?   In order for business to be conducted at the Meeting, a quorum must be present. A quorum is present if the holders of a majority of the shares of common stock issued and outstanding as of the record date are present at the Meeting in person or by proxy. Shares of common stock held by a person who is present at the Meeting in person or by proxy but who abstains or does not vote with respect to one or more of the matters to be voted upon will nonetheless be counted for purposes of determining whether a quorum exists. If a quorum is not present, it is expected that the Meeting will be adjourned until a quorum is obtained.

What Vote Is Required to Approve Each Proposal and How are Votes Counted?   The two proposals have different requirements for approval.

Proposal 1: Election of Directors:

The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote shares of their customers’ held by the firms in a “street name” for the election of directors. If a broker does not exercise this authority, its failure to vote (a “broker non-vote”) will have no effect on the results of the election of directors.

Proposal 2: Approval of Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan:

The affirmative vote of a majority of the shares of common stock cast by the shareholders present in person or represented by proxy at the Meeting is required to approve the Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote shares of their customers’ held by the firms in a “street name” on this proposal. Therefore, any shares not voted by a customer will be treated as a broker non vote, and broker non votes will have no effect on the results of the vote on this proposal.

PROPOSAL 1:
ELECTION OF DIRECTORS

The By-laws of the Company currently provide for a Board consisting of such number of directors, not less than three or more than eleven, as may be fixed from time to time by the Board. Currently, the size of the Board has been fixed at ten directors.

Pursuant to the Massachusetts Business Corporation Act, the Company’s Articles of Organization and the Company’s By-laws, the Board is divided into three classes (specifically, “Class I Directors”, “Class II Directors” and “Class III Directors”). Each class holds office for a term of three years and the term of office of one class expires each year. The terms of the three Class II Directors will expire at the Annual Meeting; those directors have been nominated for re-election at the Meeting for a three-year term that will expire at the 2009 Annual Meeting. The terms of the Class III Directors and Class I Directors will expire at the 2007 and 2008 Annual Meetings, respectively.

Eric K. Brandt, a director since 2003; Bruce I. Sachs, a director since 1998; and Eve E. Slater, a director since 2004, are the current Class II Directors and the nominees for re-election at the Meeting.

Shares represented by proxies will be voted for the election as directors of Mr. Brandt, Mr. Sachs and Dr. Slater unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason, be unavailable to serve as such, proxies will be voted for such other candidate as may be designated by the Board, unless the Board reduces the number of directors. The Board has no reason to believe that Mr. Brandt, Mr. Sachs or Dr. Slater will be unable to serve if elected.

The table beginning on the following page sets forth certain information with respect to the nominees for election to the Board and those directors whose terms of office will continue after the Meeting.

Name, Age and Committee Memberships	Principal Occupation, Business Experience and Other Business Affiliations	First Elected Director	Expiration of Present or Proposed Term of Office
Eric K. Brandt, 43 (3) (4)

Mr. Brandt is the Chief Executive Officer, President and a member of the board of directors of Avanir Pharmaceuticals, which he joined in 2005. Prior to joining Avanir, Mr. Brandt held various positions at Allergan, Inc., a developer of eye care and specialty pharmaceutical products, from 1999 to 2005, including Executive Vice President, Finance and Technical Operations and Chief Financial Officer, Executive Vice President, Finance, Strategy and Business Development and Chief Financial Officer, and Corporate Vice President and Chief Financial Officer. Prior to joining Allergan, he held various positions with the Boston Consulting Group from 1989 until 1999, most recently serving as Vice President and Partner and a senior member of the Boston Consulting Group Health Care practice. Mr. Brandt currently also serves as a director of Dentsply International Inc.

		2003	2006 (Present) 2009 (Proposed) (Class II Director)
Bruce I. Sachs, 46 (1) (4)	Mr. Sachs has been a General Partner at Charles River Ventures, a venture capital fund, since 1999. From 1998 to 1999, he served as the Executive Vice President and General Manager of Ascend Communications, Inc. From 1997 until 1998, he served as the President and Chief Executive Officer of Stratus Computer, Inc. From 1995 to 1997, he served as the Executive Vice President/General Manager of the Internet Telecom Business Group at Bay Networks, Inc. From 1993 to 1995, he was the President and Chief Executive Officer of Xylogics, Inc.	1998	2006 (Present) 2009 (Proposed) (Class II Director)

Eve E. Slater, M.D., F.A.C.C., 60 (2) (3)

Dr. Slater was the Assistant Secretary for Health, United States Department of Health and Human Services from 2002 until 2003, and was the Acting Assistant Secretary for Health from 2001 until her confirmation by the United States Senate in 2002. Dr. Slater held senior management positions at Merck Research laboratories from 1983 to 2001, including Senior Vice President of External Policy, Vice President of Corporate Public Affairs, Senior Vice President of Clinical and Regulatory Development, Executive Director of Biochemistry and Molecular Biology, and Senior Director of Biochemical Endocrinology. Dr. Slater also serves as a director of AnorMed, Inc., VaxGen, Inc., Phase Forward Incorporated and Theravance, Inc.

		2004	2006 (Present) 2009 (Proposed) (Class II Director)
Joshua S. Boger, Ph.D., 54	Dr. Boger was a founder of Vertex. He has served as the Company’s Chief Executive Officer since 1992 and as Chairman of the Board since 1997. Dr. Boger also served as President of the Company from its inception until December 2000 and was again appointed President in 2005. He also was the Company’s Chief Scientific Officer from 1989 to May 1992. From 1987 to 1989, Dr. Boger was the Senior Director of Basic Chemistry at Merck Sharp & Dohme Research Laboratories.	1989	2007 (Class III Director)
Charles A. Sanders, M.D., 74 (3) (4)	Dr. Sanders retired in 1994 as Chief Executive Officer, and in 1995 as Chairman, of Glaxo Inc. From 1990 to 1995, he was a member of the Board of Glaxo plc. From 1981 to 1989, Dr. Sanders held a number of positions at Squibb Corporation, including that of Vice Chairman. Currently, Dr. Sanders serves as a director of Biopure Corporation, Cephalon Inc., Genentech, Inc., Icagen, Inc. and Fisher Scientific International.	1996	2007 (Class III Director)

Elaine S. Ullian, 58 (1)	Ms. Ullian has served as the President and Chief Executive Officer of Boston Medical Center since 1996. From 1994 to 1996, she served as the President and Chief Executive Officer of Boston University Medical Center Hospital. From 1987 to 1994, she served as the President and Chief Executive Officer of Faulkner Hospital. Ms. Ullian is also a director of Thermo Electron Corporation and Valeant Pharmaceuticals, International.	1997	2007 (Class III Director)
Roger W. Brimblecombe, Ph.D., D.Sc., 76 (1) (2)	Dr. Brimblecombe served as Chairman of Vanguard Medical Ltd from 1991 to 2000; as Chairman of Core Group plc from 1997 to 1999; and as Chairman of Oxford Asymmetry International plc from 1997 to 2000. Dr. Brimblecombe currently serves as the non-executive Chairman of pSivida, Ltd., a company listed on the Australian stock exchange, and as a director of Tissue Science Laboratories plc., a company listed on the AIM market in the United Kingdom. He also is the director of several privately held companies located in Europe and Singapore.	1993	2008 (Class I Director)
Stuart J. M. Collinson, Ph.D., 46 (2)

Dr. Collinson has been a member of Forward Ventures, a venture capital fund, since 2002. He served as Chairman, Chief Executive Officer and President of Aurora Biosciences Corporation from 1999 until Vertex’s acquisition of Aurora in 2001. Before joining Aurora, Dr. Collinson served as a consultant to Aurora from 1998 to 1999 and as Chief Executive Officer of Andaris, Ltd., a privately held company, from June 1998 to November 1998. Prior to joining Andaris, Dr. Collinson held senior management positions with Glaxo Wellcome from December 1994 through June 1998, most recently serving as Co-Chairman, Hospital and Critical Care Therapy Management Team and Director of Hospital and Critical Care.

		2001	2008 (Class I Director)

Eugene H. Cordes, Ph.D., 69 (2)	Dr. Cordes is the Chairman of Vitae Pharmaceuticals, Inc., a position he has held since January 2002. Prior to joining Vitae Pharmaceuticals, Dr. Cordes was a professor of pharmacy at the University of Michigan. Dr. Cordes also has served on Vertex’s Scientific Advisory Board since 1995.	2005	2008 (Class I Director)
Matthew W. Emmens, 54 (2) (3)

Mr. Emmens has been the Chief Executive Officer, Chairman of the Executive Committee and a member of the Board of Directors of Shire Pharmaceuticals Group, plc, a global specialty pharmaceuticals company, since 2003. From 2001 to 2003, Mr. Emmens served as President of Merck KGaA’s global prescription pharmaceutical business. From 1999 through 2001, Mr. Emmens served as the President and Chief Executive Officer of EMD Pharmaceuticals, a division of Merck KGaA. Prior to this, Mr. Emmens held various positions, including Chief Executive Officer, at Astra Merck, Inc. and various positions at Merck & Co., Inc.

		2004	2008 (Class I Director)

(1)          Member of the Management Development and Compensation Committee.

(2)          Member of the Science and Technology Committee.

(3)          Member of the Corporate Governance and Nominating Committee.

(4)          Member of the Audit Committee.

Information Regarding the Board of Directors and its Committees

Corporate Governance Principles and the Board of Directors

The Company’s governance practices are documented in a Statement of Corporate Governance Principles. The Statement of Corporate Governance Principles addresses the role and composition of the Board, senior management functioning and succession planning, and Board committees, education, compensation and performance evaluation. The Statement of Corporate Governance Principles and the Charter for each committee of the Board of Directors may be viewed at www.vrtx.com under the tab entitled “Investors” and “Governance Documents.”

The Board of Directors met six times during the last fiscal year. Each director attended 75% or more of the Board meetings during the fiscal year while he or she was a Board member. Each member of the Board is encouraged to attend each annual meeting of our stockholders. All of our directors then in office, except for Mr. Brandt, attended our annual meeting of stockholders held in 2005.

Board Committees

The Board currently has four committees: the Corporate Governance and Nominating Committee, the Audit Committee, the Management Development and Compensation Committee and the Science and Technology Committee. Each of the committees has the authority to engage legal counsel or other experts or consultants as such committee deems appropriate to carry out its responsibilities. Pursuant to our Statement of Corporate Governance Principles, each of the Corporate Governance and Nominating Committee, the Audit Committee and the Management Development and Compensation Committee consists solely of “independent directors,” as that term is defined by the Securities and Exchange Commission and The Nasdaq Stock Market, Inc., who are free of certain relationships that might interfere with the director’s exercise of independent judgment. Participation in the Science and Technology Committee is not limited to independent directors.

The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee, the Audit Committee and the Management Development and Compensation Committee qualifies as “independent” under applicable laws and regulations, including those of The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission, regarding “independence,” and that each such member is otherwise free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board of Directors also has determined that Mr. Brandt, an independent director who serves as the Chair of the Board’s Audit Committee, is an “audit committee financial expert,” as that term is defined in applicable regulations of the Securities and Exchange Commission. The following members of and nominees for the Board qualify as “independent” under the definition adopted by The Nasdaq Stock Market, Inc.: Mr. Brandt, Dr. Brimblecombe, Dr. Cordes, Mr. Emmens, Mr. Sachs, Dr. Sanders, Dr. Slater and Ms. Ullian.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, which currently is comprised of Dr. Sanders (Chair), Mr. Brandt, Mr. Emmens and Dr. Slater, met five times during 2005. All of the members of the Corporate Governance and Nominating Committee attended at least 75% of the meetings of the committee held during the time in which he or she served on the committee. The role of the Corporate Governance and Nominating Committee is to assist the Board of Directors in developing and implementing the Company’s corporate governance principles, to determine the size and composition of the Board of Directors and its committees, to monitor a process to assess Board effectiveness, to identify qualified individuals to become Board members and to recommend nominations to the full Board of Directors. In addition, Dr. Sanders, in his role as Chair of the Corporate Governance and Nominating Committee, serves as the presiding director of executive sessions of the Company’s outside directors, which generally are held following each of the Company’s Board meetings.

The Corporate Governance and Nominating Committee may consider candidates recommended by stockholders, as well as recommendations from other sources, such as other directors or officers, third party search firms or other appropriate sources. When assessing potential nominees for election to the Board, the Corporate Governance and Nominating Committee may consider a variety of factors, such as the candidates’ education, experience and knowledge of our industry and experience in other industries that may be relevant to the Company, understanding of the Company’s technology and the science associated with drug discovery and development, prior service as a director of a public company and relevant commercial experience. If a stockholder wishes to propose a candidate for consideration as a nominee by the Corporate Governance and Nominating Committee, the stockholder should submit any pertinent information regarding the candidate, including biographical information and a statement by the proposed candidate that he or she is willing to serve if nominated and elected, by mail to the Secretary of the Company at the Company’s offices at 130 Waverly Street, Cambridge, Massachusetts, 02139. In general, persons recommended to the Committee by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, the stockholder must follow the procedures described in “Stockholder Proposals for the 2007 Annual Meeting and Nominations for Director” on page 35 of this Proxy Statement.

Audit Committee

The Audit Committee, which currently is comprised of Mr. Brandt (Chair), Mr. Sachs and Dr. Sanders, met ten times during 2005. The primary purpose of the Audit Committee is to provide independent and objective oversight of the accounting functions and internal controls of the Company. The Audit Committee also assists the Board in fulfilling its responsibility to the stockholders relating to corporate accounting, the reporting practices of the Company and the quality and integrity of the financial reports of the Company. Each of the members of the Audit Committee attended at least 75% of the meetings of the committee held during the time in which he served on the committee.

The report of the Audit Committee appears at page 33 of this Proxy Statement.

Management Development and Compensation Committee

The Management Development and Compensation Committee’s functions are to recommend to the full Board the amount, character, and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company, plan for the succession of the Chief Executive Officer position of the Company, and administer the Company’s stock and option plans and employee stock purchase plan. The Management Development and Compensation Committee, which currently is comprised of Dr. Brimblecombe (Chair), Mr. Sachs and Ms. Ullian, held eight meetings in 2005. Each member of the Management Development and Compensation Committee attended at least 75% of the meetings of the committee held during the time in which he or she served on the committee. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or the Management Development and Compensation Committee.

The report of the Management Development and Compensation Committee appears at page 19 of this Proxy Statement.

Science and Technology Committee

The Science and Technology Committee, which currently is comprised of Dr. Cordes (Chair), Dr. Brimblecombe, Dr. Collinson, Mr. Emmens and Dr. Slater, met five times in 2005. All of the members of the Science and Technology Committee attended at least 75% of the meetings of the committee held during the time he or she served on the Committee. The Science and Technology Committee discharges the Board’s responsibilities relating to the oversight of the Company’s investment in pharmaceutical research and development. In furtherance of that oversight function, the Committee reviews and assesses the Company’s current and planned research and development programs and technology initiatives from a scientific perspective, assesses the capabilities of the Company’s key scientific personnel and the depth and breadth of the Company’s scientific resources, provides strategic advice to the Board regarding emerging science and technology issues and trends and periodically reviews the Company’s patent strategy and its portfolio of strategic patents.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 444-6100. However, any stockholder who wishes to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions, in writing, in care of the Secretary of the Company, at the Company’s offices at 130 Waverly Street, Cambridge, Massachusetts 02139.

Board Recommendation

The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees to the Board of Directors. A plurality of the votes cast in person or by proxy at the Meeting is required to elect each nominee as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of March 14, 2006, by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the Company’s common stock on that date, (ii) each director and each nominee for director, (iii) each person named in the Summary Compensation Table on page 13, and (iv) all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)	Percentage of Total
Wellington Management Company, LLP (2)	12,963,923	11.81%
75 State Street Boston, MA 02109
T. Rowe Price Associates, Inc. (3)	8,632,666	7.87%
100 E. Pratt Street Baltimore, MD 21202
FMR Corp. (4)	13,368,487	12.18%
82 Devonshire Street Boston, MA 02109
Unicredito Italiano S.p.A. (5)	5,548,405	5.06%
Piazza Cordusio 2
20123 Milan, Italy
Orbimed Advisors LLC (6)	5,484,500	5.00%
Orbimed Capital LLC
Samuel D. Isaly
767 Third Avenue, 30th Floor
New York, NY 10017
Joshua S. Boger (8)(9)(10)(11)	2,300,653	2.10%
Eric K. Brandt (8)	38,750	*
Roger W. Brimblecombe (8)	52,500	*
Stuart J. Collinson (8)	348,402	*
Eugene H. Cordes (8)	33,000	*
Matthew W. Emmens (8)	18,750	*
Bruce I. Sachs (8)	164,000	*
Charles A. Sanders (8)	126,000	*
Eve E. Slater (8)	27,500	*
Elaine S. Ullian (8)	55,000	*
Victor Hartmann (8)(10)(11)	115,643	*
Peter Mueller (8)(10)(11)	240,019	*
Ian F. Smith (8)(10)(11)	246,107	*
Kenneth S. Boger (7)(8)(10)(11)	297,880	*
All directors and executive officers as a group (18 persons) (12)	4,844,155	4.41%

*                    Less than 1%

(1)          Beneficial ownership of shares for purposes of this Proxy Statement is determined in accordance with applicable Securities and Exchange Commission rules and includes shares of common stock as to which a person has or shares voting power and/or investment (including dispositive) power. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of common stock is a Preferred Share Purchase Right to acquire one-half of one hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share. These Rights are not presently exercisable. Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G (or amendments thereto) filed with the Securities and Exchange Commission on February 14, 2006, except for the Schedule 13G filed by Orbimed Advisors LLC, Orbimed Capital LLC and Samuel D. Isaly, which was filed on February 10, 2006.

(2)          Wellington Management Company, LLP has shared power to vote 8,463,363 of these shares and shared power to dispose of 12,939,223 of these shares.

(3)          T. Rowe Price Associates, Inc. has sole power to vote 1,582,740 of these shares and sole power to dispose of all 8,632,666 shares.

(4)          FMR Corp. has sole power to vote or direct the vote of 308,700 of these shares and sole power to dispose of or direct the disposition of all 13,368,487 shares.

(5)          Unicredito Italiano S.p.A. has sole power to vote and dispose of all 5,548,405 of these shares.

(6)          Orbimed Advisors LLC, Orbimed Capital LLC and Samuel D. Isaly have shared power to vote and dispose of all 5,484,500 of these shares.

(7)          Includes 1,000 shares held by Mr. Boger’s minor child. Mr. Boger disclaims beneficial ownership of these shares.

(8)          Includes shares which may be acquired upon the exercise of options exercisable within 60 days after March 14, 2006, as follows: Dr. Joshua Boger, 1,249,646 shares; Mr. Brandt, 38,750 shares; Dr. Brimblecombe, 52,500 shares; Dr. Collinson, 345,123 shares; Dr. Cordes, 15,000 shares; Mr. Emmens, 18,750 shares; Mr. Sachs, 100,000 shares; Dr. Sanders, 100,000 shares; Dr. Slater, 27,500 shares; Ms. Ullian, 55,000 shares; Dr. Hartmann, 36,797 shares; Dr. Mueller, 151,268 shares; Mr. Smith, 159,730 shares; and Mr. Kenneth Boger, 188,456 shares.

(9)          Includes 207,500 shares held in trusts for the benefit of Dr. Joshua Boger’s children. Dr. Joshua Boger disclaims beneficial ownership of these shares.

(10)   Includes shares held in the Company’s 401(k) Plan, as follows: Dr. Joshua Boger, 15,604 shares; Dr. Hartmann, 658 shares; Dr. Mueller, 3,220 shares; Mr. Smith, 3,927 shares; and Mr. Kenneth Boger, 3,895 shares.

(11)   Includes restricted shares that were unvested on March 14, 2006, as follows: Dr. Joshua Boger, 163,313 shares; Dr. Hartmann, 64,501 shares; Dr. Mueller, 82,720 shares; Mr. Smith, 82,450 shares; and Mr. Kenneth Boger, 81,010 shares. Holders of unvested restricted stock may currently exercise voting rights with respect to those shares, but those shares are subject to forfeiture under certain conditions (e.g., upon certain terminations of employment).

(12)   Includes an aggregate of 3,132,303 shares which may be acquired upon the exercise of options exercisable within 60 days after March 14, 2006, an aggregate of 42,654 shares held in the Company’s 401(k) Plan, and an aggregate of 613,597 unvested restricted shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company’s common stock to file with the Securities and Exchange Commission (the “Commission”) reports of their ownership of the Company’s securities and of changes in that ownership. To the Company’s knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended December 31, 2005 and written representations by the Company’s directors and officers that no other reports were required with respect to their transactions, all reports required to be filed under Section 16(a) by the Company’s directors and officers and persons who were beneficial owners of more than 10% of the Company’s common stock were timely filed, except for a Form 4 that was filed one day late by the Company on Ms. Ullian’s behalf.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation earned during the fiscal years ended December 31, 2005, 2004 and 2003 by the Company’s Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, who served as executive officers at December 31, 2005 (the Chief Executive Officer together with such other persons being hereinafter referred to as the “Named Executive Officers”).

							Long-Term Compensation Awards
		Annual Compensation					Restricted	Securities Underlying
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Stock Award ($)(1)	Options (# of Shares)	All Other Compensation(2)
Joshua S. Boger	2005	$544,744	$492,590				$175,726	124,688	$9,450
Chairman, President and Chief	2004	$525,006	$242,550		—		$935,500	52,500	$9,363
Executive Officer	2003	$525,006	—		—		$51,576	184,863	$8,452
Victor Hartmann	2005	$369,600	$386,460	(4)	$90,897	(5)	$800,100	150,000	$9,450
Executive Vice President,	2004	—	—		—		—	—	—
Strategic and Corporate	2003	—	—		—		—	—	—
Development (3)
Peter Mueller	2005	$404,190	$252,310		—		$76,104	54,000	$9,450
Executive Vice President, Drug	2004	$381,164	$210,660		$66,177	(7)	$597,390	32,400	$9,225
Innovation and Realization and	2003	$171,635	$50,000	(6)	$6,682	(7)	$17,683	214,400	—
Chief Scientific Officer
Ian F. Smith	2005	$358,310	$223,200				$60,249	42,750	$9,450
Executive Vice President and	2004	$341,986	$113,960		—		$606,510	39,600	$9,225
Chief Financial Officer	2003	$317,521	$42,184		—		$17,683	58,654	$10,331
Kenneth S. Boger	2005	$353,368	$220,124		—		$60,249	42,750	$9,450
Senior Vice President and	2004	338,647	$112,390		—		$579,150	18,000	$9,225
General Counsel	2003	332,257	—		—		$17,683	47,558	$9,000

(1)             Amounts for 2005 represent restricted stock awards for the following numbers of shares on February 3, 2005: Dr. Joshua Boger, 16,625 shares; Dr. Mueller, 7,200 shares; Mr. Smith, 5,700 shares; and Mr. Kenneth Boger, 5,700 shares. The February 3, 2005 grant vests on February 3, 2009, with accelerated vesting for half of the shares if the Company’s common stock achieves a pre-determined fair market value and half of the shares if the Company’s common stock outperforms a specific share index based on the stock performance of certain competing companies. 50% of this grant vested on November 9, 2005, due to the performance of the Company’s common stock. The amount for Dr. Hartmann for 2005 represents a restricted stock award of 70,000 shares made to Dr. Hartmann upon his joining the Company as Executive Vice President, Strategic and Corporate Development, on February 15, 2005. This restricted stock award will vest as follows:  20,000 shares on  February 15, 2006, 25,000 shares on February 15, 2008, and 25,000 shares on February 15, 2010, or earlier if the Company achieves profitability, as set forth in his restricted stock agreement. Recipients of restricted stock awards will forfeit unvested shares under certain circumstances if they cease to be employees of Vertex prior to vesting. The values set forth in the table above reflect the closing price of the Company’s common stock as of the date of grant ($10.57 for February 3, 2005 and $11.43 for February 15, 2005) and without regard to the possibility of forfeiture.

Amounts for 2004 represent restricted stock awards made on March 17, 2004 and May 6, 2004. The March 17, 2004 award consisted of the following numbers of shares of common stock: Dr. Mueller, 1,920 shares; and Mr. Smith, 2,880 shares. The May 6, 2004 award consisted of the following numbers of shares of common stock: Dr. Joshua Boger, 105,000 shares; Dr. Mueller, 65,000 shares; Mr. Smith, 65,000 shares; and Mr. Kenneth Boger, 65,000 shares. The March 17, 2004 restricted stock award vests on March 17, 2008, with accelerated vesting for half of the shares if the Company’s common stock achieves a pre-determined fair market value and half of the shares if the Company’s common stock outperforms a specified share index based on the stock performance of certain competing companies. 50% of this grant vested on November 9, 2005, due to the performance of the Company’s common stock. The May 6, 2004 restricted stock award vests in two installments (50% on May 6, 2007 and 50% on May 6, 2009, or earlier if the Company achieves profitability). Recipients of restricted stock awards will forfeit unvested shares under certain circumstances if they cease to be employees of Vertex prior to vesting. The values set forth in the table above reflect the closing price of the Company’s common stock as of the date of grant ($9.50 per share for the March 17, 2004 restricted stock grant and $8.91 per share for the May 6, 2004 restricted stock grant) and without regard to the possibility of forfeiture.

Amounts for 2003 represent restricted stock awards for the following number of shares of common stock on December 11, 2003: Dr. Joshua Boger, 5,600 shares; Dr. Mueller, 1,920 shares; Mr. Smith 1,920 shares; and Mr. Kenneth Boger, 1,920 shares. The stock awards vest over four years at 25% per year beginning on the first anniversary of the grant. Recipients of restricted stock awards will forfeit unvested stock under certain circumstances if they cease to be employees of Vertex prior to vesting. The values set forth in the table above reflect the closing price of the Company’s common stock ($9.21 per share) as of the date of grant (December 11, 2003) and without regard to the possibility of forfeiture.

As of December 30, 2005, the aggregate number and value of the restricted stock awards, based on the closing price of the Company’s common stock as of that date ($27.67) were as follows: Dr. Joshua Boger, 127,225 shares, $3,520,316; Dr. Hartmann, 70,000 shares, $1,936,900; Dr. Mueller, 76,040 shares, $2,104,027; Mr. Smith, 75,500 shares, $2,089,085; and Mr. Kenneth Boger, 72,620 shares, $2,009,395. The holder of restricted stock will be entitled to any dividends paid to holders of the Company’s common stock.

(2)             Represents the value of the Company’s matching contributions under the Company’s 401(k) Savings Plan.

(3)             Dr. Hartmann joined the Company in February 2005.

(4)             Includes a signing bonus in the amount of $150,000 and a relocation bonus of $4,000.

(5)             Consists of moving expenses, temporary housing and other relocation benefits paid by the Company on Dr. Hartmann’s behalf.

(6)             Consists of a signing bonus.

(7)             Consists of moving expenses, temporary housing and other relocation benefits paid by the Company on Dr. Mueller’s behalf.

Option Grants in the Last Fiscal Year

The following table provides certain information with respect to options under the Company’s 1996 Stock and Option Plan granted to each of the Named Executive Officers during the fiscal year ended December 31, 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates
	Number of Securities Underlying	Percent of Total Options Granted to Employees	Exercise	Expiration	of Stock Price Appreciation for Option Term (2)
Name	Options Granted (1)	in Fiscal Year	Prices	Dates	5%	10%
Joshua S. Boger	72,188	3.71%	$10.41	2/2/2015	$472,436	$1,197,152
	52,500	2.70%	$17.16	7/19/2015	$566,375	$1,435,193
Victor Hartmann	150,000	7.72%	$11.40	2/14/2015	$1,075,037	$2,724,141
Peter Mueller	36,000	1.85%	$10.41	2/2/2015	$235,603	$597,017
	18,000	0.93%	$17.16	7/19/2015	$194,188	$492,066
Ian F. Smith	24,750	1.27%	$10.41	2/2/2015	$161,977	$410,449
	18,000	0.93%	$17.16	7/19/2015	$194,186	$492,066
Kenneth S. Boger	24,750	1.27%	$10.41	2/2/2015	$161,977	$410,449
	18,000	0.93%	$17.16	7/19/2015	$194,186	$492,066

(1)          Options vest in sixteen equal quarterly installments from the date of grant.

(2)          As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company’s common stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible future appreciation, if any, in the Company’s common stock.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table provides certain information with respect to the options to purchase common stock exercised by the Named Executive Officers during 2005 and options held by such persons at December 31, 2005.

	Number of Shares Acquired		Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	On Exercise	Value Realized	Exercisable	Not exercisable	Exercisable	Not exercisable
Joshua S. Boger	200,000	$1,972,579	1,163,625	268,786	$12,391,756	$3,431,695
Victor Hartmann	0	0	22,500	127,500	$356,175	$2,018,325
Peter Mueller	0	0	115,875	184,925	$1,419,838	$2,350,302
Ian F. Smith	0	0	164,143	123,998	$1,078,986	$1,452,118
Kenneth S. Boger	0	0	162,590	102,855	$1,616,575	$1,310,918

(1)          The value of unexercised in-the-money options at fiscal year-end assumes a fair market value for the Company’s common stock of $27.23, the average of the opening and closing price per share as reported on The Nasdaq National Market on December 30, 2005.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Stockholders (1)	10,256,159	$25.77	3,427,227
Equity Compensation Plans not Approved by Stockholders (2)	3,657,407	$11.89	484,840
Total (3)	13,913,566	$22.12	3,912,067

(1)          These plans consist of the Company’s 1991 Stock Option Plan, 1994 Stock and Option Plan, 1996 Stock and Option Plan, and Employee Stock Purchase Plan.

(2)          This category consists of shares issuable or available for issuance from 6,000,000 shares originally approved for issuance by the Company’s Board of Directors in July 2002 under the Company’s 1996 Stock and Option Plan, for which the Company did not obtain stockholder approval.

(3)          This table does not include options outstanding on December 31, 2005 to purchase an aggregate of 755,001 shares of the Company’s common stock at a weighted average exercise price of $36.16 that were assumed by the Company in connection with the Company’s acquisition of Aurora Biosciences Corporation on July 18, 2001.

Please refer to Note N, “Common and Preferred Stock”, to the consolidated financial statements included in the Company’s 2005 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2006, for a description of the material features of the 1996 Stock and Option Plan.

Employment Contracts and Change-in-Control Arrangements

The Company has employment agreements with certain of its executive officers, including Dr. Joshua Boger, Dr. Victor Hartmann, Mr. Ian Smith and Mr. Kenneth Boger, pursuant to which they are entitled to receive compensation as determined by the Management Development and Compensation Committee and will be eligible to receive the benefits generally made available to executives of the Company. The Company also has a Restricted Stock Agreement with certain of its executive officers, including the Named Executive Officers other than Dr. Hartmann, that provides for accelerated vesting of all shares subject to that agreement upon an involuntary termination of the executive’s employment, including in connection with a change-in-control. The Restricted Stock Agreement pertains to all shares of restricted stock awarded to executive officers of the Company on May 6, 2004. The Company has a Restricted Stock Agreement with Dr. Hartmann with respect to 70,000 shares of the Company’s common stock that provides for accelerated vesting of all shares upon an involuntary termination of Dr. Hartmann’s employment, including in connection with a change-in control.

Dr. Joshua Boger may terminate his agreement with the Company upon six months’ notice. If Dr. Boger’s employment is terminated by the Company without cause, his agreement provides that he will receive 18 months’ severance pay and 18 months’ accelerated vesting of outstanding stock option grants and restricted stock grants held by him on the date of termination, except where the terms of a specific award provide for acceleration for a larger number of shares. In the event of certain terminations after a change-in-control of the Company, the agreement also provides for a lump sum payment of three years’ salary and bonus payable within ten days after the date of termination, acceleration of the vesting of all equity grants held by Dr. Boger, additional payments required to compensate Dr. Boger if payments made under the agreement result in certain adverse tax consequences and continuation of certain employee benefits for a period of three years after the date of termination. The agreement also contains a non-competition provision.

Dr. Hartmann’s agreement provides that if he is terminated under certain circumstances without cause, or in connection with a change-in-control, he will be entitled to 12 months’ severance pay, 18 months’ acceleration of the vesting of outstanding stock options and restricted stock held by him on the date of termination, except where the terms of a specific award provide for acceleration for a larger number of shares, and continuation of certain employee benefits for up to 12 months. The agreement also contains a non-competition provision.

Mr. Smith’s agreement provides that if he is terminated under certain circumstances without cause, the Company will be obligated to provide him 12 months’ severance pay and 18 months’ accelerated vesting of outstanding stock option grants and restricted stock grants held by him on the date of termination, except where the terms of a specific award provide for acceleration for a larger number of shares. In the event of certain terminations after a change-in-control of the Company, the agreement provides for 12 months’ severance pay and acceleration of the vesting of all equity grants held by Mr. Smith, additional payments required to compensate Mr. Smith if payments made under the agreement result in certain adverse tax consequences, and continuation of certain employee benefits for up to 12 months. The agreement also contains a non-competition covenant.

Mr. Kenneth Boger’s agreement provides that if he is terminated under certain circumstances without cause or in connection with a change-in-control, the Company will be obligated to provide him 12 months’ severance pay, 18 months’ acceleration of the vesting of outstanding stock options and restricted stock, except where the terms of a specific award provide for acceleration for a larger number of shares, additional payments required to compensate Mr. Boger if such payments and benefits result in certain adverse tax consequences, and continuation of certain employee benefits for up to 12 months. The agreement also contains a non-competition provision.

The Company also has entered into a Change of Control Agreement with certain members of the Company’s senior management team (“covered employees”), including Dr. Mueller. This Change of Control Agreement provides that if a covered employee’s employment is terminated under certain circumstances in connection with a change-in-control, Dr. Mueller will be entitled to severance pay equal to one year’s salary and accrued bonuses, 18 months’ acceleration of the vesting of outstanding stock options and restricted stock, and continuation of certain employee benefits for up to 18 months.

All outstanding options granted under the Company’s stock and option plans provide that, in the event of certain changes-in-control of the Company, either appropriate provision for the continuation of all then outstanding options must be made, or the vesting of those options will be accelerated (and they will become fully exercisable immediately prior to such change-in-control).

Compensation of Directors

Effective March 14, 2005, annual cash compensation for serving on the Board of Directors includes an annual retainer of $25,000, payable in quarterly installments, plus $2,500 for each Board meeting attended and $500 for each committee meeting attended on a regular Board meeting day. If a committee meeting is held on a day other than a regular Board meeting day, the meeting fee is $1,000. Meetings held by conference call are compensated at the rate of $375 per meeting. Meeting fees for the chairs of the Management Development and Compensation Committee and the Corporate Governance and Nominating Committee are $800 for each committee meeting held on the same day as a full Board meeting, $500 for telephone meetings, and $1,500 for meetings held other than by telephone or on a Board meeting day. For 2005 service, the Chair of the Corporate Governance and Management Committee received a retainer fee of $20,000 for services on that committee, the Chair of the Audit Committee received a retainer fee of $15,000 for services on that committee and the Chair of the Management Development and Compensation Committee received a retainer fee of $10,000 for services on that committee. On February 2, 2006, the Board of Directors increased the annual retainer fee for the Chair of the Audit Committee to $20,000 and for the Chair of the Management Development and Compensation Committee to $14,000.

In addition, each non-employee director, upon initial election or appointment to the Board, received a non-qualified option to purchase 20,000 shares of common stock at an exercise price equal to the common stock’s then fair market value. Those options vest quarterly over a four-year period from the date of grant, based on continued service on the Board. Each non-employee director in office on June 1, 2005 also received a non-qualified option to purchase 10,000 shares of common stock, exercisable immediately, at a price equal to the fair market value per share of the Company’s common stock on the date of grant. Under the 2006 Stock and Option Plan adopted by the directors on March 29, 2006, subject to approval by the Company’s stockholders, the number of shares issuable upon exercise of the option granted upon initial election or appointment to the Board has been set at 30,000, and the number of shares issuable upon exercise of the option granted to each director annually on June 1 has been set at 20,000.

Dr. Boger receives no compensation for serving as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 2, 2002, in connection with the Company’s acquisition of Aurora Biosciences Corporation, for which Dr. Collinson, who currently is a member of the Company’s Board of Directors, served as Chief Executive Officer, Aurora (now Vertex) entered into an agreement with Dr. Collinson for the provision of part-time consulting services for a term of four years, at the rate of $80,000 per year.

REPORT ON EXECUTIVE COMPENSATION

Overview

The Company’s executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors (the “Committee”). With the oversight of the Committee, the Company has developed and implemented compensation policies and practices with the objectives of attracting and retaining top quality executive managers while also keeping the Company’s personnel costs reasonable in relation to those of comparable companies and in relation to the Company’s other expenditures for its drug discovery and development programs. For 2005, cash compensation paid to each of the Named Executive Officers consisted of base salary and a performance bonus, except that Dr. Hartmann, who joined the Company on February 15, 2005, also received a sign-on bonus of $150,000 and reimbursement of moving expenses, temporary housing and other relocation benefits. Each of the Named Executive Officers also received long-term compensation in the form of stock option grants and restricted stock awards. The Named Executive Officers also participated in employee benefit programs available to Company employees generally, including health and dental insurance, life insurance, an Employee Stock Purchase Plan and a 401(k) Plan, which provides for matching Company contributions of Company common stock.

The Committee’s philosophy generally with respect to executive compensation is to set base salaries to be competitive with companies against whom we compete for executive and scientific talent and to allow for the possibility of significant additional cash bonuses, payable after year-end, based on individual and Company performance. In general, base salary merit increases for all employees are keyed solely to individual performance ratings for the prior year. All employees, including the Named Executive Officers, who receive the same performance rating (currently a one-to-five scale) receive the same merit increase, calculated in terms of a percentage of the prior year’s base salary. In addition, the Committee evaluates the resulting proposed base salary and other elements of compensation for each executive officer in terms of the Committee’s estimation of the compensation being paid to senior executives at companies with which Vertex competes in hiring and retaining qualified executives and key scientists, using data provided from public filings for those companies. The Committee does not baseline executive compensation against the Nasdaq Pharmaceuticals Stocks Index, included in the Performance Graph below on page [___] of this Proxy Statement, because that index includes stocks selected according to the broad Standard Industrial Classification “Drugs,” including many companies with which Vertex does not generally compete for executive services.

It is the Committee’s practice, when considering any single component of an executive officer’s compensation, to take into consideration the aggregate amounts and mix of all the components. In February 2006, the Committee set base salary levels for 2006 and awarded performance bonuses and equity grants on account of 2005 performance. In the course of that process, the Committee reviewed all components of the Named Executive Officers’ compensation, including salary, bonus, long-term compensation, the dollar value to the executive and cost to the Company of all personal benefits, and the actual projected payout obligations under potential severance and change-in-control scenarios. The Committee reviewed a tally sheet for each executive of the Company, including the Named Executive Officers, setting forth all of the above components and affixing dollar amounts under various payout scenarios. Based on this review, the Committee concluded that the Chief Executive Officer’s aggregate compensation and the aggregate compensation of each other Named Executive Officer is appropriate in light of the stated objectives of the Company’s compensation program and is reasonable and not excessive.

The Committee’s recommendations as to compensation for the Named Executive Officers, and as to equity compensation for all employees of the Company, including the Named Executive Officers, are subject to approval by the full Board of Directors of the Company. Vertex’s Chief Executive Officer, Dr. Joshua Boger, does not participate in discussions of his compensation within the Committee and the full Board of Directors, nor does he participate in the full Board of Directors’ vote on the Committee’s recommendations as to his compensation.

Base Salaries

At the beginning of each calendar year, the Board of Directors sets base salary amounts for executives in conjunction with the Company’s annual performance review process for all employees. For each of the Named Executive Officers, increases, if any, to base salary for 2005 from 2004 levels were recommended to the Board of Directors by the Committee in February 2005, upon completion of 2004 performance reviews. These 2005 salary levels are reflected in the Summary Compensation Table appearing on page 13 of this Proxy Statement. Similarly, the Committee recommended and the Board of Directors approved merit increases to the base salaries for Named Executive Officers in February 2006 on the basis of 2005 performance ratings. The Committee also recommended and the Board of Directors approved the promotion of two of the Named Executive Officers from Senior Vice President to Executive Vice President, to reflect increased responsibilities for multiple functional areas of the Company. Dr. Mueller was promoted to Executive Vice President, Drug Innovation and Realization, and Chief Scientific Officer, and Mr. Smith was promoted to Executive Vice President and Chief Financial Officer. The aggregate base salary merit and promotion increases from 2005 levels for the Named Executive Officers for 2006 were: Dr. Joshua Boger, 9.63%; Dr. Hartmann, 5.46%; Dr. Mueller, 6.25%; Mr. Smith, 11.25%; and Mr. Kenneth Boger, 6.25%.

The Committee believes that the raises approved for the Named Executive Officers for 2005 and 2006 generally were comparable to the average raises in those years for executives of companies that compete with Vertex for management talent. These raises also were intended to reflect the Committee’s judgment that Vertex’s overall performance in 2004 was “superior” and in 2005 was “distinguished” (the highest possible rating).

Cash Bonuses

In February 2006, the Company awarded cash bonuses to Company employees, including each of the Named Executive Officers, who were deemed to have made substantial contributions to the attainment of those accomplishments judged to be the most important to the Company in 2005. In general, it is the Committee’s policy that a significant portion of the compensation of senior executives of the Company should be performance-based. The amounts of certain Named Executive Officers’ bonuses (set forth in the Summary Compensation Table on page 13 of this Proxy Statement) reflected the Board of Directors’ determination that the Company ‘s performance in 2005 was “distinguished” (as more fully discussed below under the heading “Chief Executive Officer Compensation for 2005”). It was the Committee’s judgment that each of the Named Executive Officers made particularly significant contributions to these accomplishments.

Stock Awards

Stock awards under the Company’s stock and option plans are granted to employees, including executive officers, to create a link between compensation and stockholder return, and to enable executive officers and other employees to develop and maintain a significant stock ownership position in the Company that will vest over time and act as an incentive for the employee to remain with the Company.

As with other elements of executive compensation, the annual amount of equity compensation for each of the Named Executive Officers is keyed to the officer’s annual performance, which is evaluated after the year is completed. Accordingly, a significant majority of the equity compensation granted in 2005 was on account of 2004 performance. Similarly, the Committee made a final determination of the amount of equity compensation for 2005 performance in February 2006. To compensate for the lag in making equity grants, and to smooth the exercise price of options, which are priced at the fair market value on the date of grant, the Committee awards the stock option portion of the annual equity compensation at two times. The first award is made during the performance year, and is made in a formula amount representing a pre-determined portion (approximately half) of the projected grant to the employee on account of performance for the entire year. The second award is made upon completion of the annual performance evaluation (after the completion of the year). At that time, the Committee determines the aggregate number of shares to be awarded for the entire year on the basis of both salary tier and individual performance rating, and the balance (after subtracting the amount granted in the first award) is awarded at that time. Restricted stock awards on account of annual performance are made to executives of the Company in a single grant in conjunction with the annual review process.

In all cases of grants in 2005 and early 2006, the grants were made under the Company’s 1996 Stock and Option Plan and the option exercise price was the average of the high and low market prices on the date of grant. The purchase price for the restricted stock grants was $0.01 per share, which is the par value of the Company’s common stock. The aggregate amounts of these option and restricted stock awards were based on an evaluation of individual contributions to the Company’s success in the relevant year. The Committee believes that, compared to the total number of shares outstanding, the total number of options and shares of restricted stock granted to its employees, including the Named Executive Officers, as a group, was within the range of the option grants awarded by other companies with which the Company competes to attract and retain employees.

In February 2005, each of the Named Executive Officers was granted a ten-year option to purchase shares of common stock vesting in quarterly installments over four years. These grants represented the aggregate number of options earned by each of the Named Executive Officers other than Dr. Hartmann, who joined the Company in 2005, for 2004 performance, less the options that were issued in the Company’s mid-year 2004 grant, and were as follows: Dr. Joshua Boger, 72,188 shares; Dr. Mueller, 36,000 shares; Mr. Smith, 24,750 shares; and Mr. Kenneth Boger, 24,750 shares. Also at that time, each of these Named Executive Officers received a restricted stock award on account of 2004 performance, vesting on the fourth anniversary of the grant date, with accelerated vesting for half of the shares if the market price of the Company’s common stock exceeds a pre-determined level, and for half of the shares if the Company’s stock outperforms a pre-determined share index based on the stock performance of certain comparable companies. These grants were as follows: Dr. Joshua Boger, 16,625 shares; Dr. Mueller, 7,200 shares; Mr. Smith, 5,700 shares; and Mr. Kenneth Boger, 5,700 shares.

In July 2005, each of the eligible Named Executive Officers was granted a ten-year option vesting in quarterly installments over four years, representing the first part of the award to be made on account of 2005 performance. These grants were as follows: Dr. Joshua Boger, 52,500 shares; Dr. Mueller, 18,000 shares; Mr. Smith, 18,000 shares; and Mr. Kenneth Boger, 18,000 shares.

In February 2006, certain of the Named Executive Officers were granted a ten-year option to purchase shares of common stock vesting in quarterly installments over four years. These grants represented the balance of the aggregate number of options granted to certain of the Named Executive Officers for 2005 performance, and were as follows: Dr. Joshua Boger, 600,000 shares; Dr. Hartmann, 108,750 shares; Dr. Mueller, 73,500 shares; Mr. Smith, 73,500 shares; and Mr. Kenneth Boger, 73,500 shares. Also at that time, each of the Named Executive Officers received a restricted stock award on account of 2005 performance, vesting on the fourth anniversary of the grant date, with acceleration of vesting for half of the shares if the market price of the Company’s common stock exceeds a pre-determined level, and for half of the shares if the Company’s stock outperforms a pre-determined share index based on the stock performance of certain comparable companies. These grants were as follows: Dr. Joshua Boger, 47,201 shares; Dr. Hartmann, 14,501 shares; Dr. Mueller, 12,200 shares; Mr. Smith, 12,200 shares; and Mr. Kenneth Boger, 12,200 shares.

Chief Executive Officer Compensation for 2005

In February 2005, the Committee determined Dr. Joshua Boger’s 2005 base salary of $547,319, which represented an increase of 4.25% over his 2004 salary, in conjunction with its evaluation of the Company’s and Dr. Boger’s 2004 performance. The Committee believed that Dr. Boger’s resulting 2005 salary was not excessive when compared to base salaries paid to chief executive officers of comparable companies. The Committee set the 2005 base salary at this level in order to provide opportunities for significant incentive cash bonuses based on individual and Company performance during 2005.

The Committee determined Dr. Joshua Boger’s 2005 performance bonus, stock option and restricted stock grants on account of 2005 performance, and his merit increase for 2006 base salary, in February 2006, in conjunction with its evaluation of the Company’s and Dr. Boger’s performance during 2005. The Committee recommended, and the full Board of Directors approved, a performance rating of distinguished, the highest possible rating, for both the Company and Dr. Boger for 2005 performance. The Company made progress in every significant aspect of its business in 2005, including advancing its development stage products, including VX-950 and VX-702; supporting its key collaborative relationships, including its relationships with GlaxoSmithKline, Merck, Mitsubishi Pharma, Kissei Pharmaceuticals and Novartis Pharma; entering into key new collaborative relationships including a worldwide collaboration with GlaxoSmithKline for development of VX-409 for the treatment of pain; improving its financial performance; and advancing a number of compounds, including a cystic fibrosis potentiator compound, from the discovery phase to pre-clinical development. On the strength of this performance, the Committee recommended, and the Board of Directors approved, a merit increase to Dr. Boger’s base salary of 9.63%; payment of a performance bonus in the amount of $492,590 (90% of 2005 base salary); and a performance grant of 600,000 stock options with an exercise price set at the fair market value on the date of grant and vesting quarterly over four years. Dr. Boger received an aggregate equity award on account of 2005 performance, including the July 2005 stock option grant, of 652,500 stock options, and 47,201 shares of restricted stock vesting on the fourth anniversary of grant, with acceleration of portions of the restricted stock grant upon the Company’s achievement of goals linked to the performance of the Company’s stock, both in terms of the market price of the stock, and the performance of the Company’s stock in comparison to similar companies.

In making its final recommendations to the Board of Directors with respect to Dr. Boger’s compensation, the Committee also compared Dr. Boger’s aggregate compensation, as set forth on the Summary Compensation Table of the Company’s proxy statements and excluding the value of any option grants, to the average aggregate compensation of the Company’s other Named Executive Officers (similarly measured), to ensure that increases to Dr. Boger’s compensation over the past ten years have not been disproportionate to increases in other Named Executive Officers’ compensation over the same period. The Committee determined that Dr. Boger’s compensation generally has been less than twice that of the average Named Executive Officer compensation, and that the ratio of Chief Executive Officer to Named Executive Officer compensation has decreased from 1.82 in 1995 to 1.51 in 2005. Accordingly, the Committee determined that Dr. Boger’s compensation is not excessive when compared to the compensation of other Named Executive Officers.

The Committee’s, and the full Board of Directors’, subjective view of Dr. Boger has consistently been that he is an outstanding scientist who also has demonstrated exceptional ability to guide the Company and to manage well not only the Company’s scientific programs but its strategic business efforts. In making Dr. Boger’s restricted stock and option awards, the Committee also considered its judgment that Dr. Boger’s scientific and management leadership is very important to the Company, and that it was therefore advisable for him to maintain a substantial unvested equity position, in order to reinforce his incentive to remain with the Company.

Internal Revenue Code Limitation on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per executive the amount of compensation paid to the Company’s Chief Executive Officer or any of the Company’s other most highly compensated executive officers named in its Summary Compensation Table that may be deducted for corporate tax purposes. Qualified performance-based compensation is not included in the $1,000,000 limit. The Company believes that the options granted under its 1996 Stock and Option Plan qualify as performance-based compensation.

Tax Considerations

The Committee’s compensation strategy is to be cost and tax effective. Therefore, the Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but that may not always qualify for full tax deductibility. The adverse tax impact to the Company of making awards that do not qualify as performance-based compensation, such as certain severance payments and restricted stock grants, currently is minimal, because at this time the Company does not have net income subject to federal income tax.

Submitted by the Management Development and Compensation Committee:

Roger W. Brimblecombe (Chair)
Bruce I. Sachs
Elaine S. Ullian

PERFORMANCE GRAPH

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2000 with dividends reinvested

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Vertex Pharmaceuticals Incorporated	$100	34.39	22.17	14.48	14.78	38.70
NASDAQ Stock Market (U.S.)	$100	79.21	54.46	82.12	89.65	91.54
NASDAQ Pharm. Stocks	$100	85.22	55.06	80.71	85.96	94.63

PROPOSAL 2:
APPROVAL OF THE VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK AND OPTION PLAN

In March 2006, the Board of Directors adopted the Company’s 2006 Stock and Option Plan (the “2006 Plan”), subject to stockholder approval, to replace the Company’s 1996 Stock and Option Plan (the “1996 Plan”), which will expire in 2006. The purpose of the 2006 Plan is to encourage ownership of shares of the Company’s common stock by employees, directors, consultants and advisors of the Company in order to attract such persons, to induce them to work for the benefit of the Company and to provide additional incentive for them to promote the success of the Company. Our Board of Directors believes that our equity compensation program is an essential tool to attract, retain and motivate individuals with the requisite experience and ability necessary to facilitate our advancement as a Company. To ensure that the equity compensation program remains available for such purpose, we are requesting that our stockholders approve the adoption of the 2006 Plan.

The 2006 Plan also is being submitted to our stockholders to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction with respect to compensation earned upon exercise of options under our 2006 Plan by complying with Rule 162(m) of the Code. Approval by our stockholders of the 2006 Plan is required by the listing rules of the Nasdaq Stock Market, Inc.

The Company’s equity compensation plans currently consist of the 1991 Stock Option Plan (“1991 Plan”), 1994 Stock and Option Plan (“1994 Plan”), the 1996 Plan and the Employee Stock Purchase Plan (“ESPP”). Both the 1991 Plan and the 1994 Plan have expired, and no further equity grants can be made under either of those plans. As of March 22, 2006, there were 975,587 shares remaining available for future awards under the 1996 Plan and 841,913 shares available for purchase under the ESPP. As of March 22, 2006, options to purchase an aggregate of 15,137,900 shares were outstanding under our 1991 Plan, our 1994 Plan and our 1996 Plan, having a weighted average exercise price of $24.84 and a weighted average term before expiration of 6.25 years. Also on March 22, 2006, there were outstanding 1,752,699 unvested shares of restricted stock granted under the 1996 Plan. On March 22, 2006, the last sales price for the Company’s common stock on the Nasdaq Stock Market, Inc. was $37.85 per share.

The number of shares of common stock subject to the 2006 Plan is 7,350,000, less the number of shares subject to any grants made under the 1996 Plan subsequent to March 22, 2006, and subject to adjustment in the case of a stock split, stock dividend, combination, recapitalization or similar transaction. Accordingly, upon approval by the stockholders of the 2006 Plan, and subject to any such adjustment, the aggregate number of shares available for future grants under all equity compensation plans of the Company (other than the ESPP) will be 7,350,000.

The principal features of the 2006 Plan are set forth below. A copy of the 2006 Plan is attached to this proxy statement as Appendix A.

Summary Description of the 2006 Plan

Administration by the Management Development and Compensation Committee of the Board of Directors and Eligibility for Participation

The 2006 Plan is administered by the Board of Directors or any committee to which it delegates all or a part of its administrative responsibilities under the 2006 Plan. The Board of Directors has delegated the administration of the 2006 Plan to the Management Development and Compensation Committee of the Board of Directors (the “Committee”). Subject to the provisions of the 2006 Plan, the Committee has the authority to determine the persons to whom awards under the 2006 Plan will be granted, the number of shares to be covered by each award, the exercise price per share and the manner of exercise, and the terms and conditions upon which awards are granted, to accelerate the vesting or extend the date of exercise of any installment of any award, and to interpret the provisions of the 2006 Plan. Awards may be granted under the 2006 Plan to employees (including officers and directors who are employees) of the Company and its subsidiaries (837 persons), as of March 1, 2006), and to consultants, advisors and non-employee directors of the Company and its subsidiaries.

Description of Awards

The 2006 Plan provides for the award of stock options, stock grants, and other stock-based awards (each, a “Stock Right”).

Stock Options

Stock options granted under the 2006 Plan may be awarded as either incentive stock options within the meaning of Section 422 of the Code (“ISOs”)  or as non-qualified options. Stock options provide award recipients with the right, subject to the terms and conditions that are specified in connection with the option grant, to purchase a specified number of shares of our common stock at a specified option price. Only our employees are eligible to receive ISOs. The maximum value of shares of common stock (detemined at the time of grant) that may be subect to ISOs that become exercisable by an employee in any one year is limited to $100,000. ISOs granted under the 2006 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company). Non-qualified options may be granted at an exercise price established by the Committee. ISOs granted under the Plan must expire not more than ten years from the date of grant, and not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Company. No participant may be granted options and stock-based awards in any calendar year for more than 600,000 shares, subject to adjustment for stock splits and similar recapitalizations.

Options granted under the Plan are exercisable during the optionholder’s lifetime only by the optionholder and are not transferable except by the laws of descent and distribution or pursuant to qualified domestic relations orders or Title I of the Employee Retirement Income Security Act.

The 2006 Plan provides specifically for option grants to non-employee directors under our director compensation program. On the date of initial election to the Board of Directors, each newly elected non-employee director will automatically be granted a non-qualified stock option to purchase a specified number of shares of common stock determined from time to time by the Board of Directors (currently set at 30,000 shares), at a purchase price equal to 100% of the fair market value per share of the Company’s common stock on the date of grant, vesting in equal quarterly installments over a period of four years from the date of grant. In addition, each non-employee director serving in office on June 1 of any year will be granted a non-qualified stock option to purchase a specified number of shares determined from time to time by the Board of Directors (currently set at 20,000 shares), at an exercise price equal to 100% of the fair market value per share of the Company’s common stock on the date of grant. These options will be fully exercisable immediately and have a term of ten years.

The 2006 Plan permits the Committee to determine the manner of payment of the exercise price of options. Such methods include payment by cash, by check, by means of a broker-assisted “cashless exercise,” by surrender to us of shares of our common stock, by any combination of such methods, or by any other lawful means, excluding delivery of a promissory note, approved by the Committee.

Stock Grants

A stock grant is an award of shares of common stock. Stock grants may be issued subject to restrictions on transfer and vesting requirements, as determined by the Committee. Vesting requirements may take the form of a lapsing right on the part of the Company to repurchase the stock from the award recipient, based on either continued employment for specified time periods or on the attainment of specified business performance goals set by the Board of Directors or Committee. Subject to the transfer restrictions and Company repurchase rights, if any, the grantee will have all rights with respect to the shares of common stock issued under a stock grant as are possessed by our other stockholders, including all voting and dividend rights, during any such restriction period.

Stock-Based Awards

The 2006 Plan provides that the Committee may grant other stock-based awards, including share grants based upon certain conditions, the grant of securities convertible into shares, or the grant of stock appreciation rights, phantom stock awards or stock units, in each case upon terms and conditions established by the Committee.

Adjustments to Stock Rights upon Certain Events

The number of shares subect to stock rights and other terms applicable to such rights shall be adjusted equitably in the case of the issuance by the Company of a stock dividend or a stock split, recapitalization, or reorganization. In addition, in the event of certain consolidations or acquisitions or a sale of substantially all of the Company’s assets, either (i) the Committee or the entity assuming the Company’s obligations under the 2006 Plan shall make appropriate provision for the continuation of all outstanding stock rights under the 2006 Plan or grant of replacement stock rights on an equitable basis as determined by the Committee, or (ii) the vesting of all outstanding and unvested stock rights under the 2006 Plan will be accelerated and such stock rights will become fully exercisable immediately prior to such consolidation, acquisition or sale.

Effective Date, Amendment and Expiration

The 2006 Plan was adopted by our Board of Directors on March 29, 2006  and will terminate on March 28, 2016. Our Board of Directors may terminate or amend the 2006 Plan at any time, subject to stockholder approval under certain circumstances provided in the 2006 Plan. No amendment or termination of the 2006 Plan will adversely affect the rights provided in any award made under the 2006 Plan prior to the plan amendment or termination. No award may be made under the 2006 Plan after the plan expiration date. Awards made prior to the plan expiration may extend beyond such date.

Federal Income Tax Consequences

The discussion of federal income tax consequences that follows is based on an analysis of the Code as currently in effect, existing law, judicial decisions and administrative regulations and rulings, all of which are subject to change.

Incentive Stock Options.   Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition normally will constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Stock Options.   Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to the Company at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to the Company in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants.   With respect to stock grants that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance generally will result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee generally must recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which the grantee previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Board Recommendation

The Board of Directors recommends a vote FOR the approval of the Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan as described above. A majority of the votes cast in person or by proxy at the Meeting is required to approve this proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. On September 6, 2005, the Audit Committee approved and effectuated the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, and approved and effectuated the engagement of Ernst &Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to perform the independent audit, review and attestation services with respect to the Company’s financial statements for the fiscal year ending December 31, 2005.  Representatives of E&Y will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

The reports of PwC on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the two fiscal years ended December 31, 2004 and December 31, 2003, and through September 6, 2005, there were no (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its report on the financial statements for such years, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K.

In deciding to select E&Y, the Audit committee reviewed auditor independence issues and existing commercial relationships with E&Y and concluded that E&Y had no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2005. During the two fiscal years ended December 31, 2004 and December 31, 2003, and through September 6, 2005, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors has not yet appointed an independent registered public accounting firm for the Company’s 2006 fiscal year. The Audit Committee of the Board, in accordance with its charter, will make a recommendation to the Board on the selection of an independent registered public accounting firm for the 2006 fiscal year.

Aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and December 31, 2004 by the Company’s independent registered public accounting firms, E&Y and PwC (each, an “Accounting Firm” and together, the “Accounting Firms”) were as follows:

	2005(1)	2005(1)	2004(2)
	E&Y	PwC	PwC
Audit fees: (3)	$520,000	$233,750	$921,900
Audit-related fees: (4)	$—	$—	$71,100
Tax fees: (5)	$143,870	$19,360	$21,100
All other fees: (6)	$—	$1,500	$1,500
Total	$735,870	$254,610	$1,015,600

(1)          The 2005 fees billed to the Company by the Accounting Firms were, in aggregate, $990,480, including “Audit fees” of $753,750, “Tax fees” of $163,230 and “All other fees” of $1,500.

(2)          The 2004 fees represent  the aggregate fees billed to the Company solely by PwC.

(3)          Represents the aggregate fees billed to the Company by each respective Accounting Firm for professional services rendered for the audit of the Company’s annual consolidated financial statements, and the Company’s internal controls over financial reporting, for the reviews of the consolidated financial statements included in the Company’s Form 10-Q filings for each fiscal quarter, for statutory audits of the Company’s international operations, preparation of comfort letters and providing consents with respect to registration statements.

(4)          Audit-related fees consisted principally of fees for accounting consultations, certain foreign statutory and U.S. government grant audits and the audit of the Company’s 401(k) employee benefit plan.

(5)          Tax fees consist principally of tax compliance and reporting.

(6)          Consists of licensing fees paid to PwC for access to its proprietary accounting research database.

The percentage of services set forth above in the categories “audit-related fees” and “tax fees” that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for each year’s audit, management will submit to the Audit Committee for approval a description of services expected to be rendered during that year for each of four categories of services and a budget for those services in the aggregate.

1.   Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attestation services.

2.   Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, special procedures required to meet certain regulatory requirements and consultation regarding financial accounting and/or reporting standards.

3.   Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.   Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Securities and Exchange Commission and the Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the company’s financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.vrtx.com under the tabs “Investors” and “Governance Documents.”  Among its duties, the Audit Committee is responsible for recommending to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. First, the Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for 2005, those matters that Ernst & Young is required to communicate to and discuss with the Audit Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees), which included information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with Ernst & Young the firm’s independence, and received from Ernst & Young the written disclosures and the letter concerning independence as required by Independent Standards Board No. 1 (Independence Discussions with Audit Committees). This discussion and disclosure informed the Audit Committee of Ernst & Young’s relationships with the Company and was designed to assist the Audit Committee in considering Ernst & Young’s independence. Finally, the Audit Committee reviewed and discussed, with the Company’s management and with Ernst & Young, the Company’s audited consolidated balance sheets at December 31, 2005, and the Company’s consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year ended December 31, 2005, including the notes thereto.

Management is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During 2005, management completed testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, as well as Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The letter report relates to Ernst & Young’s audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.

Based on the discussions with Ernst &  Young concerning the audit, the independence discussions, and the discussions with the Company’s management and Ernst & Young concerning the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the consolidated financial statements be included in the Company’s 2005 Annual Report on Form 10-K.

Submitted by the Audit Committee:

Eric K. Brandt (Chair)
Bruce I. Sachs
Charles A. Sanders

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. Our Code of Conduct and Ethics is available on our website www.vrtx.com under the tabs “Investors” and “Governance Documents.” Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors or principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.

OTHER MATTERS

The Meeting is called for the purposes set forth in the notice. The Board does not know of any other matters to be considered by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy with respect to matters that may properly come before the Meeting and which are not known to the Board at the date this proxy was printed. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
AND NOMINATIONS FOR DIRECTOR

In order to be considered for inclusion in the Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 1, 2006. If the Company does not receive notice of any matter to be considered for presentation at the 2007 Annual Meeting, although not included in the Proxy Statement, by February 14, 2007, the Company’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials. Proposals should be sent to the attention of the Secretary at the Company’s offices at 130 Waverly Street, Cambridge, MA 02139-4242.

Stockholder nominations for election to the Board at the 2007 Annual Meeting of Stockholders may be submitted to the Secretary of the Company no later than February 10, 2007 and must include: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) the other information regarding each nominee proposed by the stockholder which would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission, which provides additional information about us, is available on the internet at www.vrtx.com and is available in paper form (other than exhibits thereto) to beneficial owners of our common stock without charge upon written request to Investor Relations, 130 Waverly Street, Cambridge, Massachusetts 02139.

By order of the Board of Directors

KENNETH S. BOGER
Secretary
March 31, 2006

Appendix A

VERTEX PHARMACEUTICALS INCORPORATED
2006 STOCK and OPTION PLAN

1.                 DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan, have the following meanings:

Administrator means the Board of Directors and/or a committee of the Board of Directors to which the Board of Directors has delegated power to act on its behalf in administering this Plan in whole or in part.

Affiliate means a corporation that, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Common Stock means shares of the Company’s common stock, $.01 par value.

Company means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the “valuation date”) on the securities market where the Common Stock is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Administrator) on which there were sales. If there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Administrator in its sole discretion. The Fair Market Value as determined in this paragraph shall be rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

ISO means an option intended to qualify as an incentive stock option under Code Section 422.

Non-Employee Director means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

Non-Qualified Option means an option that is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, Non-Employee Director, consultant or advisor of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” and a Participant’s permitted transferees where the context requires.

Participant’s Survivors means a deceased Participant’s legal representatives and/or any person or persons who acquires the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

Plan means this Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan, as amended from time to time.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Section 3 of the Plan. The Shares subject to Stock Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan with respect to a Stock Right, in such form as the Administrator shall approve.

Stock-Based Award means a grant by the Company under the Plan of an equity award or equity-based award that is not an Option or Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan as an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

2.                 PURPOSES OF THE PLAN

The Plan is intended to encourage ownership of Shares by Employees, Non-Employee Directors and certain consultants and advisors to the Company in order to attract such persons, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of Stock Rights to Employees, Non-Employee Directors, consultants and advisors of the Company.

3.                 SHARES SUBJECT TO THE PLAN

The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 7,350,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan. No Stock Rights shall be granted under this Plan prior to the date on which the stockholders of the Company approve this Plan. The number of Shares subject to this Plan shall be reduced, share for share, by the number of shares underlying Stock Rights, if any, that are granted under the Company’s 1996 Stock and Option Plan after March 22, 2006.

If an Option granted hereunder ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant, or if any Stock Right expires or is forfeited, cancelled or otherwise terminated or results in any Shares not being issued, the unissued Shares that were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

4.                 ADMINISTRATION OF THE PLAN

The Administrator shall administer the Plan. Subject to the provisions of the Plan, the Administrator is authorized to:

a.                 Interpret the provisions of the Plan and of any Stock Right or Stock Agreement and to make all rules and determinations that it deems necessary or advisable for the administration of the Plan;

b.                Determine which Employees, Non-Employee Directors, consultants and advisors of the Company and its Affiliates shall be granted Stock Rights;

c.                 Determine the number of Shares and exercise price for which a Stock Right shall be granted;

d.                Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.                 In its discretion, accelerate:

      (i)  the date of exercise of any installment of any Option; provided that the Administrator shall not, without the consent of the Option holder accelerate the exercise date of any installment of any Option granted to any Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 20) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6.2.3; or

  (ii)  the date or dates of vesting of Shares, or lapsing of Company repurchase rights with respect to any Shares, under any Stock Rights; and

f.                   In its discretion, extend the exercise date for any Option;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs (unless the holder of any such Option otherwise agrees). Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors.

The Administrator may employ attorneys, consultants, accountants or other persons, and the Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Company, all Participants, and all other interested persons. No member or agent of the Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or grants hereunder. Each member of the Administrator shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Administrator may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

5.                 ELIGIBILITY FOR PARTICIPATION

The Administrator shall, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of execution of the Stock Agreement evidencing such Stock Right. ISOs may be granted only to Employees. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in other grants of Stock Rights.

6.                 TERMS AND CONDITIONS OF OPTIONS

6.1   General.   Each Option shall be set forth in writing in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. Each Stock Agreement shall state the option price (per share) of the Shares covered by each Option, the number of Shares to which it pertains, the date or dates on which it first is exercisable and the date after which it may no longer be exercised (subject to Sections 11, 12 and 13 of this Plan). Option rights may accrue or become exercisable in installments over a period of time, or upon the achievement of certain conditions or the attainment of stated goals or events.

6.2   ISOs.   Each Option intended to be an ISO shall be issued only to Employees. In addition to the minimum standards set forth in Section 6.1, ISOs shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

6.2.1   ISO Option Price.   The Option price per share of the Shares covered by an ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant of the ISO; provided, however, that the Option price per share of the Shares covered by each ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

6.2.2   Term of ISO.   Each ISO shall expire not more than ten (10) years from the date of grant; provided, however, that an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate shall expire not more than five (5) years from the date of grant.

6.2.3   Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which ISOs granted under this Plan and any other plan of the Company or its Affiliate become exercisable for the first time by a Participant during any calendar year shall not exceed the aggregate threshold for ISOs established by the Code ($100,000 as of March 22, 2006). To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Option.

6.3   Non-Employee Directors’ Options.   Each Non-Employee Director, upon first being elected or appointed to the Board of Directors, shall be granted a Non-Qualified Option to purchase that number of Shares as shall be established for such Option grants from time to time by the Board of Directors. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of the Option, (ii) have a term of ten (10) years, and (ii) shall become cumulatively exercisable in sixteen (16) equal quarterly installments, upon completion of each full quarter of service on the Board of Directors after the date of grant. In addition, on June 1 of each year, each Non-Employee Director shall be granted a Non-Qualified Option to purchase that number of Shares as shall be established for such Option grants from time to time by the Board of Directors. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of such Option, (ii) have a term of ten (10) years, and (iii) be exercisable in full immediately on the date of grant. Any director entitled to receive an Option grant under this Section may elect to decline the Option. If a Non-Employee Director ceases to be any of an Employee, Non-Employee Director, consultant or advisor of the Company, Options granted under this Section 6.3 shall remain exercisable to the extent such Options are exercisable on the date of such termination of service, for their full term, and the provisions of Sections 11 and 13 below shall not apply to any such Options.

6.4   Limitation on Number of Options Granted.   Notwithstanding anything in this Plan to the contrary, no Participant shall be granted an aggregate of Options and/or Stock-Based Awards under this Plan in any calendar year for more than an aggregate of 600,000 Shares (subject to adjustment pursuant to Section 17 to the extent consistent with Section 162(m) of the Code).

7.                 TERMS AND CONDITIONS OF STOCK GRANTS

Each Stock Grant shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Administrator, with such changes and modifications to such form as the Administrator, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions that the Administrator determines to be appropriate and in the best interest of the Company; provided, however, that the purchase price per share of the Shares covered by each Stock Grant shall not be less than the par value per Share. Each Stock Agreement shall state the number of Shares to which the Stock Grant pertains and the terms of any right of the Company to reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, and any restrictions on the transferability of such Shares.

8.                 TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS

The Administrator shall have the right to grant other Stock-Based Awards having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in a form approved by the Administrator and shall contain terms and conditions that the Administrator determines to be appropriate.

9.                 EXERCISE OF OPTIONS AND ISSUANCE OF SHARES

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Section for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Stock Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Stock Agreement.

Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check acceptable to the Administrator, or (b) at the discretion of the Administrator, (i) through delivery of shares of Common Stock not subject to any restriction under any plan and having a Fair Market Value equal as of the date of exercise to the cash exercise price of the Option, (ii) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Company, (iii) by any other means (excluding, however, delivery of a promissory note of the Participant) that the Administrator determines to be consistent with the purpose of this Plan and applicable law, or (iv) by any combination of the foregoing. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then as soon as is reasonably practicable deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). It is expressly understood that the Company may delay the delivery of the Shares in order to comply with any law or regulation that requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

10.          ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder or as approved by the Administrator in its discretion and set forth in the applicable Stock Agreement, provided, however, that the Administrator shall not approve any transfer of a Stock Right for consideration. Except as provided in the preceding sentence or as otherwise permitted under a Stock Agreement, a Stock Right shall be exercisable, during the Participant’s lifetime only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11.          EFFECT ON STOCK RIGHTS OF TERMINATION OF SERVICE

11.1 Except as otherwise provided in the applicable Stock Agreement or as otherwise provided in Sections 12 or 13, if a Participant ceases to be an Employee, Non-Employee Director, consultant or advisor with the Company and its Affiliates (for any reason other than termination for “cause,” or death) (a “Termination of Service”) before the Participant has exercised all Stock Rights, the Participant may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such Termination of Service. Any such Stock Right must be exercised within three months after the date of the Participant’s Termination of Service, unless otherwise provided in the applicable Stock Agreement, but in no event after the expiration of the term of the Stock Right.

11.2 The provisions of this Section, and not the provisions of Section 14, shall apply to a Participant who subsequently dies after the Termination of Service; provided, however, that in the case of a Participant’s death within three (3) months after the Termination of Service, the Participant’s Survivors may exercise the Stock Right within one (1) year after the date of the Participant’s death, but in no event after the date of expiration of the term of the Stock Right.

11.3 Notwithstanding anything herein to the contrary, if subsequent to a Participant’s Termination of Service, but prior to the exercise of a Stock Right, the Administrator determines that, either prior or subsequent to the Participant’s Termination of Service, the Participant engaged in conduct which would constitute “cause” (as defined in Section 12), then such Participant shall forthwith cease to have any right to exercise any Stock Right. Stock Rights that consist of Shares issued under Stock Grants for which any restrictions on transfer or Company repurchase right shall have lapsed, shall be deemed for all purposes to have been “exercised.”

11.4 Absence from work with the Company or an Affiliate because of temporary disability or a leave of absence for any purpose, shall not, during the period of any such absence in accordance with Company policies, be deemed, by virtue of such absence alone, a Termination of Service, except as the Administrator may otherwise expressly provide.

11.5 Except as required by law or as set forth in a Participant’s Stock Agreement, Stock Rights granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director, consultant or advisor of the Company or any Affiliate.

12.          EFFECT ON STOCK RIGHTS OF TERMINATION OF SERVICE FOR “CAUSE”

Except as otherwise provided in a Participant’s Stock Agreement or as otherwise agreed in writing by the Administrator, if a Participant’s service with the Company or an Affiliate is terminated for “cause,” all outstanding and unexercised (vested or unvested) Stock Rights will immediately be forfeited as of the time the Participant is notified that his or her service is terminated for “cause.” Stock Rights that consist of Shares issued under Stock Grants for which any restrictions on transfer or Company repurchase right shall have lapsed, shall be deemed for all purposes to have been “exercised.” For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company and its Affiliates, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company. “Cause” is not limited to events that have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination of service. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of a Stock Right, that either prior or subsequent to the Participant’s termination of service the Participant engaged in conduct which would constitute “cause,” then the right to exercise any Stock Right shall be forfeited as set forth in this Section 12. Any definition in an agreement between a Participant and the Company or an Affiliate which contains a conflicting definition of “cause” for termination of service and which is in effect at the time of such termination of service shall supersede the definition in this Plan with respect to that Participant.

13.          EFFECT ON STOCK RIGHTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR, CONSULTANT OR ADVISOR

Except as otherwise provided in a Participant’s Stock Agreement, in the event of death of a Participant while the Participant is an Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate, any Stock Rights granted to such Participant may be exercised by the Participant’s Survivors to the extent exercisable but not exercised on the date of death. Any such Stock Right must be exercised within one (1) year after the date of death of the Participant but in no event after the date of expiration of the term of the Stock Right, notwithstanding that the decedent might have been able to exercise the Stock Right as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, Non-Employee Director, consultant or advisor.

14.          RIGHTS AS A STOCKHOLDER

No Participant to whom a Stock Right (other than a Stock Grant) has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right, except after due exercise thereof and/or tender of the full purchase price for the Shares being purchased pursuant to such exercise. The provisions of this Section 14 shall not be applicable to Shares issued pursuant to Stock Grants, provided that the Participant shall have tendered the purchase price therefore, notwithstanding the existence of stock transfer restrictions on or a Company repurchase right with respect to such Shares.

15.          EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, or to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

16.          DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company (other than in connection with a transaction subject to the provisions of Section 17.2), all Stock Rights granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Stock Right to the extent that such Stock Right is exercisable as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Stock Agreement.

17.          ADJUSTMENTS

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder that have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Stock Agreement or in any employment agreement between a Participant and the Company or an Affiliate:

17.1   Stock Dividends and Stock Splits.   If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock subject to or deliverable upon the exercise of a Stock Right shall be appropriately increased or decreased, and appropriate adjustments shall be made in the purchase price per Share to reflect such event. The number of Shares subject to Options to be granted to Non-Employee Directors pursuant to Section 6.3 and the number of Shares subject to the limitation in Section 6.4 shall also be proportionately adjusted upon the occurrence of such events.

17.2   Consolidations or Mergers.   In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets (any of the foregoing, an “Acquisition”), all then outstanding Stock Rights (excluding any Shares subject to Stock Grants as to which all Company repurchase rights shall have lapsed) shall terminate unless assumed pursuant to clause (i) below; provided that either (i) the Administrator shall provide for the surviving or acquiring entity or an affiliate thereof to assume the outstanding Stock Rights or grant replacement stock rights in lieu thereof, any such replacement to be upon an equitable basis as determined by the Administrator, or (ii) if there is no such assumption or substitution, all outstanding Stock Rights shall become immediately and fully exercisable and all Company repurchase rights with respect to Stock Rights shall lapse, in each case immediately prior to the Acquisition, notwithstanding any restrictions or vesting conditions set forth therein.

17.3   Recapitalization or Reorganization.   In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 17.2 above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

17.4   Adjustments to Stock Grants and Stock-Based Awards.   Upon the happening of any of the events described in Sections 17.1, 17.2 or 17.3, any outstanding Stock-Based Award and the Shares subject to any Stock Grant, vested or unvested, shall be appropriately adjusted to reflect the events described in such Sections. The Administrator shall determine the specific adjustments to be made under this Section 17.4.

17.5   Modification of ISOs.   Notwithstanding the foregoing, any adjustments made pursuant to Section 17.1, 17.2 or 17.3 with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

18.          ISSUANCES OF SECURITIES

Except as expressly provided herein, no issuance (including for this purpose the delivery of shares held in treasury) by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

19.          FRACTIONAL SHARES

No fractional share shall be issued under the Plan and the person exercising any Stock Right shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof.

20.          CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOs

Any Options granted under this Plan that do not meet the requirements of the Code for ISOs shall automatically be deemed to be Non-Qualified Options without further action on the part of the Administrator. The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portion thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the

Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

21.          WITHHOLDING

If any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“FICA”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise of a Stock Right, the lapsing of a Company repurchase right or a Disqualifying Disposition (as defined in Section 22), the Company may withhold from the Participant’ compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock, is authorized by the Administrator (and permitted by law). For purposes hereof, the Fair Market Value of any shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding. In no event shall shares be withheld from any award in satisfaction of tax withholding requirements in an amount that exceeds the statutory minimum amount of tax withholding required.

22.          NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a “Disqualifying Disposition” of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (as defined in Section 424(c) of the Code) of such Shares before the later of (a) two years from the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO. If the Employee has died before such Shares are sold, the notice provisions of this Section 22 shall not apply.

23.          EFFECTIVE DATE; TERMINATION OF THE PLAN

This Plan shall be effective on March 29, 2006, the date of its adoption by the Board of Directors, subject to approval by the shareholders of the Company. The Plan will terminate on March 28, 2016. The Plan also may be terminated at an earlier date by vote of the Board of Directors. Termination of this Plan will not affect any Stock Rights granted or Stock Agreements executed prior to the effective date of such termination.

24.          AMENDMENT OF THE PLAN; AMENDMENT OF STOCK RIGHTS

The Plan may be amended by the stockholders of the Company by affirmative vote of a majority of the votes cast at a meeting of the stockholders at which a quorum is present. The Plan also may be amended by the Board of Directors or the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the

Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator that the Administrator determines is of a scope that requires stockholder approval shall be subject to stockholder approval. No modification or amendment of the Plan shall adversely affect a Participant’s rights under a Stock Right previously granted to the Participant, without such Participant’s consent.

In its discretion, the Administrator may amend any term or condition of any outstanding Stock Right, provided: (i) such term or condition is not prohibited by the Plan; (ii) if the amendment is adverse to the Participant, such amendment shall be made only with the consent of the Participant or the Participant’s Survivors, as the case may be; and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Stock Right which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO (in which case, the Participant’s or Participant’s Survivors’ consent to such amendment shall be required). Notwithstanding the foregoing, the Administrator shall not have the authority to reduce the exercise price of any Option after the date of grant, except for adjustments permitted under Section 17 of this Plan.

25.   GOVERNING LAW

This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

Proxy - Vertex Pharmaceuticals Incorporated

ANNUAL MEETING OF STOCKHOLDERS—MAY 11, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby constitute and appoint Joshua S. Boger, Ian F. Smith and Valerie L. Andrews, or any one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Thursday, May 11, 2006 at 9:30 A.M. and at any adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR the proposals listed on the reverse side and, in the case of other matters that legally come before the meeting, as said attorney(s) may deem advisable.

(continued and to be signed on reverse side)

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Please vote, sign, date and return this proxy card promptly using the enclosed evelope. The board of Directors recommends a vote FOR the nominess for director and FOR Proposal 2, approval of the Vertex Pharmaceuticals Incorprated 2006 Stock and Option Plan.

Proposal 1:   Election of three (3) Class II Directors

	For	Withhold
01 - Eric K. Brandt	☐	☐
02 - Bruce I. Sachs	☐	☐
03 - Eve E. Slater	☐	☐

Proposal 2:   Approval of the Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan.

For	Against	Abstain
☐	☐	☐

MARK HERE FOR NOTE BELOW.	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Notes:

Authorized Signatures–Sign Here–This section must be completed for your instructions to be executed.

Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)